UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 100
Phoenix, Arizona    85008
(Address of principal executive offices including zip code)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On December 31, 2008, Mesa Air Group, Inc. (the "Company"), entered into Amended and Restated Employment Agreements (the "Amended and Restated Agreements") with each of Jonathan G. Ornstein, the Company's Chief Executive Officer, Michael J. Lotz, the Company's President, Chief Operating Officer and Principal Accounting Officer, and Brian S. Gillman, the Company's Executive Vice President and General Counsel. The Amended and Restated Agreements were entered into to (i) comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance promulgated thereunder; (ii) incorporate the definitions of "change in control" and "disability" provided in the final Section 409A regulations for purposes of payments and benefits triggered by those events; (iii) modify the severance benefit referring to the provision of continued employee benefits for a period of time so as to limit it to continued health benefits for the severance period; (iv) clarify the timing of bonus payments and cash-out of accrued vacation; (v) clarify the timing and limits to expense reimbursements, certain in-kind benefits, and excise tax gross-up payments; and (vi) add a six month delay of payment for severance and other benefits that are deferred compensation, as required by Section 409A.

      The foregoing description of the Amended and Restated Agreements is qualified in its entirety by reference to the full text of the Amended and Restated Agreements, copies of which will be filed as Exhibits to the Company's subsequently filed quarterly or annual report filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA AIR GROUP, INC.

Date: January 2, 2009

By: /s/ BRIAN S. GILLMAN

Name: BRIAN S. GILLMAN
Title: Executive Vice President and General Counsel